Exhibit 99.1

NEWS RELEASE

CONTACT:
CONMED Corporation Luke A. Pomilio Chief Financial Officer 315-624-3202

CONMED Announces Definitive Agreement to Acquire SurgiQuest, Inc.

•	Significantly bolsters CONMED’s Advanced Surgical portfolio

•	CONMED to host conference call today at 8:00 a.m. ET

Utica, New York, November 16, 2015 – CONMED Corporation (NASDAQ: CNMD) today announced a definitive agreement to acquire privately-held SurgiQuest, Inc. (SurgiQuest) for $265 million on a cash-free, debt-free basis. The transaction will be financed through a combination of cash and borrowings under a new credit facility. The transaction is subject to customary closing conditions, including receipt of U.S. regulatory approval, and is expected to close in the first quarter of 2016.

Founded in 2006 and headquartered in Milford, Connecticut, SurgiQuest develops, manufactures, and markets the AirSeal® System (AirSeal), the first integrated access management technology for use in laparoscopic and robotic procedures. AirSeal consists of a valve-free trocar with continuous pressure sensing and an integrated insufflator and smoke evacuator. AirSeal has been used in more than 250,000 procedures worldwide. Published clinical data demonstrates that AirSeal leads to shorter procedure times and reduced post-operative pain.

“Revitalizing the Advanced Surgical business is a key element of our general surgery strategy, and this transformative acquisition uniquely bolsters the progress we have made. The AirSeal® System is a highly differentiated technology which is fast becoming the standard of care in laparoscopic and robotic surgery where it delivers benefits for the patient, the surgeon, and the hospital. We are very excited to add it to our growing Advanced Surgical portfolio,” commented Curt R. Hartman, President and Chief Executive Officer of CONMED. “We congratulate and welcome SurgiQuest’s talented management and its scientific and sales teams to CONMED. We look forward to joining forces once the transaction closes and providing industry leading technologies to our global customer base.”

Kurt Azarbarzin, SurgiQuest’s Founder and Chief Executive Officer, added, “We are excited to become part of CONMED. We believe that the combination of our organizations’ salesforces, the addition of our research and development expertise, as well as our keen focus on innovation, will enable us to expand our collective market share and to provide distinctively better solutions that improve both the doctor and patient experience.”

Mr. Azarbarzin will join CONMED as Chief Technology Officer of the Advanced Surgical business. He will report to Bill Peters, Vice President and General Manager of Advanced Surgical.

Financial Highlights

Based on the anticipated date of closing, CONMED does not expect the acquisition to have a material impact on fiscal year 2015 operating results. In fiscal year 2016, the acquisition is expected to add $55 to $60 million to the Company’s revenue. Further, the Company projects net cost savings will approximate $15 million per year.

The Company plans to transition to reporting on an adjusted cash EPS basis for fiscal year 2016, and it will provide additional guidance regarding the financial impact of the transaction when it reports fourth quarter financial results in January. On an adjusted cash EPS basis, the Company expects the acquisition will provide double-digit accretion to fiscal 2016 earnings. Inclusive of intangible amortization, the Company expects the acquisition to be slightly dilutive to fiscal 2016 earnings and to generate double-digit earnings accretion thereafter. Acquired intangibles are expected to be a significant component of the purchase price allocation, and amortization estimates are based on a preliminary valuation, which are subject to change.

Conference Call

In conjunction with this release, CONMED management will host a conference call today at 8:00 a.m. ET. To participate in the conference call, dial 877-703-6106 (domestic) or 857-244-7305 (international) and enter passcode 37397493.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED’s web site at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 9:00 a.m. ET on Monday, November 16, 2015, until 11:59 p.m. ET on Monday, November 23, 2015. To hear this recording, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 49859903.

Advisors

J.P. Morgan is acting as financial advisor and Sullivan & Cromwell LLP is acting as legal counsel for CONMED in connection with the transaction. Piper Jaffray & Co. is acting as financial advisor and Wiggin & Dana LLP is acting as legal counsel for SurgiQuest in connection with the transaction.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. The Company distributes its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States, and international sales constitute over 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,400 people. For more information, visit www.conmed.com.

About SurgiQuest, Inc.

SurgiQuest, Inc. is a privately-held venture-backed company, founded in May 2006. The Company develops, manufactures and markets innovative access technologies for minimally invasive surgery. SurgiQuest’s patented AirSeal System optimizes the laparoscopic environment and provides unparalleled stability in the abdominal cavity during MIS. Unlike conventional insufflation and trocar systems, the Company’s breakthrough integrated platform ensures stable pneumoperitoneum, continuously evacuates smoke and plume when energized medical devices such as electro-cautery, laser or ultrasound are used, and provides valve-free access to the abdominal cavity during both robotic and laparoscopic surgical procedures. AnchorPort®, Low Impact® Laparoscopy, AirSeal®, and SurgiQuest® are registered trademarks of SurgiQuest, Inc. All rights reserved. Additional information about SurgiQuest products can be found at www.surgiquest.com.

Forward Looking Information

This press release contains certain forward-looking statements (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of CONMED and certain plans and objectives of CONMED. All statements other than statements of historical or current fact included in this press release are statements that could be deemed forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates” or “believes,” or variations of such words and phrases, or can state that certain actions, events, conditions, circumstances or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. These forward-looking statements are based upon the current beliefs and expectations of CONMED, members of its senior management team and its Board of Directors, and are subject to significant risks and uncertainties, including factors outside of CONMED’s control. Such risks and uncertainties contained in forward-looking statements can include, without limitation: prospective performance and opportunities and the outlook for CONMED’s and SurgiQuest’s businesses; the ability of CONMED to advance SurgiQuest’s product lines following the transaction; uncertainties as to the timing for completion of the transaction; the possibility that various conditions to complete the transaction may not be satisfied or waived; transaction costs in connection with the transaction; the potential effects of the transaction on relationships with employees, customers, other business partners or governmental entities; the state of the credit markets generally and the availability of financing; other business effects, including the effects of industry, economic or political conditions outside of CONMED’s control; any assumptions underlying any of the foregoing; and other risks and uncertainties which may be detailed from time to time in reports filed by CONMED with the Securities and Exchange Commission. CONMED’s shareholders and other investors are cautioned that any such forward-looking statements are not guarantees of future performance and to not place undue reliance on these forward-looking statements, as actual results may differ materially from those currently anticipated. All forward-looking statements are based on information currently available to CONMED, and CONMED undertakes no obligation to update any such forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.